POWER OF ATTORNEY

      The undersigned hereby authorizes Jennifer C. McGarey or Nicole Jones as his/her attorney-in-fact and agent, with full powers of substitution, to sign on his/her behalf and to file any and all Forms 3, 4 and 5 under the Securities Exchange Act of 1934 with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned.

Signature:	/s/ Daniel E. Crawford

Print Name:	Daniel E. Crawford

Date:	June 2, 2005